TCSI CORPORATION

                               AMENDMENT TO BYLAWS

         I, Christine M. Davis, do hereby certify as follows:

         That I am the duly elected and acting Assistant Secretary of TCSI Corporation, a Nevada corporation (the "Corporation");

         That the following amendment to the Bylaws of the Corporation was duly adopted at a meeting of the Corporation's Board of Directors on May 30, 1997;

         Article III, Section 2 of the Bylaws was amended to read as follows:

                  "Section 2. NUMBER OF QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be neither less than three (3) nor more than seven (7). Until changed, within the limits specified above, by a resolution duly adopted by the Board of Directors or by the shareholders, the exact number of directors shall be seven (7), at least two (2) of which shall be independent directors. For purposes of this Section, an "independent director" shall mean a person other than an officer or employee of the corporation or its subsidiaries, if any, or any other individual having a relationship which, in the opinion of the board of directors of the corporation, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

         IN WITNESS WHEREOF, I have duly executed this Amendment to Bylaws this 30th day of May, 1997.

                                       /s/ Christine M. Davis
                                       -----------------------------------------
                                       Christine M. Davis

                     TEKNEKRON COMMUNICATIONS SYSTEMS, INC.

                               AMENDMENT TO BYLAWS

     I, Janelle F. Bradshaw, do hereby certify as follows:

     That I am the duly elected and acting Secretary of Teknekron Communications Systems, Inc., a Nevada corporation (the "Company");

     That the following amendments to the Bylaws of the corporation were duly adopted by Unanimous Written Consent of the Board of Directors thereof, dated May 17, 1991;

     Article III, Section 2 of the Bylaws was amended to read as follows:

          "Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than three (3) nor more than seven (7). Until changed, within the limits specified above, by a resolution duly adopted by the Board of Directors or by the shareholders, the exact number of directors shall be four (4), at least two (2) of which shall be independent directors. For purposes of this Section, an
     "independent director" shall mean a person other than an officer or employee of the corporation or its subsidiaries, if any, or any other individual having a relationship which, in the opinion of the board of directors of the corporation, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

     Article III, Section 16 of the Bylaws was amended to include the following new paragraph:

          "Notwithstanding the foregoing, the Board shall establish and maintain an Audit Committee, a majority of the members of which shall be independent directors (as defined in Article III, Section 2 of these Bylaws). In addition to reviewing potential conflict of interest situations where appropriate, the Audit Committee shall exercise such powers as are delegated to it by the Board of Directors."

     Article IV, Section 9 of the Bylaws was amended to read as follows:

          "Section 9. SENIOR AND EXECUTIVE VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer and the President, the Executive Vice President or the Senior Vice President shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Executive Vice President and the Senior Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board."

     Article IV, Section 12 of the Bylaws was added to read as follows:

          "Section 12. HONORARY TITLES. The Board of Directors may, from time to time, bestow the honorary title "Vice President" upon certain employees nominated by the Chairman of the Board, the President, the Executive Vice President or the Senior Vice President. Titles bestowed pursuant to this
     Section 12 shall not be deemed to constitute the election of an officer pursuant to Sections 1, 2, 3 or 9 of this Article IV. Persons holding the honorary title of Vice President shall not be officers of the corporation and shall not have the authority to perform any duties of an officer of the corporation set forth in this Article IV. The honorary Vice Presidents shall have the duties and responsibilities as the Board may from time to time determine."

     Article V of the Bylaws was amended by deleting all of Section 7.

     Article VI, Section 2 of the Bylaws was amended to read as follows:

          "Section 2. INDEMNIFICATION OF CORPORATE AGENTS. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Nevada law and the Articles of Incorporation. The rights conferred on any person above shall not be exclusive or any other right such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise."

     IN WITNESS WHEREOF, I have duly executed this Amendment to Bylaws and affixed the seal of the corporation this 22 day of May, 1991.

                              /s/ Janelle F. Bradshaw
                              --------------------------------------------------
                              Janelle F. Bradshaw

                     TEKNEKRON COMMUNICATIONS SYSTEMS, lNC.

                               AMENDMENT TO BYLAWS

     I, Janelle F. Bradshaw, do hereby certify as follows:

     That I am the duly elected and acting Secretary of Teknekron Communications Systems, Inc., a Nevada corporation;

     That the following amendment to the Bylaws of the corporation was duly adopted by Unanimous Written Consent of the Board of Directors thereof, dated July 3, 1989;

     Article V of the Bylaws was amended to add a new Section 7 to read as follows:

          "Section 7. REPORTS TO SHAREHOLDERS. The corporation hereby expressly waives, to the maximum extent permitted by law, the requirement set forth in Section 1501 of the California Corporations Code, to the extent the same may be applicable to the corporation, and any and all other similar requirements under any other applicable state statutes, to deliver annual reports to shareholders; provided, however, that nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders as the Board may determine from time to time."

     IN WITNESS WHEREOF, I have duly executed this Amendment to Bylaws and affixed the seal of the corporation this 3rd day of July, 1989.


                              /s/ Janelle F. Bradshaw
                              --------------------------------------------------
                              Janelle F. Bradshaw

(SEAL)

                                     BYLAWS



                                       OF



                     TEKNEKRON COMMUNICATIONS SYSTEMS, INC.

                                      INDEX

                                                                 Page
ARTICLE I  Offices                                                 1

Section  1.  Principal Office in Nevada                            1
Section  2.  Principal Office in California                        1
Section  3.  Other Offices                                         1

ARTICLE II  Shareholders                                           1

Section 1.   Place of Meetings                                     1
Section 2.   Annual Meetings                                       1
Section 3.   Special Meetings                                      2
Section 4.   Notice of Shareholders' Meetings                      2
Section 5.   Manner of Giving Notice; Affidavit of Notice          2
Section 6.   Quorum                                                3
Section 7.   Voting                                                3
Section 8.   Record Date                                           5
Section 9.   Actions at Meetings Not Regularly Called:
             Ratification and Approval                             5
Section 10.  Shareholder Action by Written
             Consent Without A Meeting                             6
Section 11.  Proxies                                               6
Section 12.  Inspectors of Election                                6

ARTICLE III  Directors                                             7

Section 1.   Powers                                                7
Section 2.   Number and Qualification of Directors                 8
Section 3.   Election and Term of Office                           8
Section 4.   Removal                                               8
Section 5.   Vacancies                                             8
Section 6.   Place of Meeting                                      9
Section 7.   Regular Meetings                                      9
Section 8.   Special Meetings                                      10
Section 9.   Quorum                                                10
Section 10.  Participation in Meetings by
             Conference Telephone                                  10
Section 11.  Waiver of Notice                                      11
Section 12.  Adjournment                                           11

                                                                  Page
Section 13.  Fees and Compensation                                 11
Section 14.  Action At Meetings Not
             Regularly Called:
             Ratification and Approval                             11
Section 15.  Rights of Inspection                                  11
Section 16.  Committees                                            12

ARTICLE IV  Officers                                               12
Section 1.   Officers                                              12
Section 2.   Election                                              12
Section 3.   Subordinate Officers                                  12
Section 4.   Removal and Resignation                               13
Section 5.   Vacancies                                             13
Section 6.   Chairman of the Board                                 13
Section 7.   Chief Executive Officer                               13
Section 8.   President                                             13
Section 9.   Vice Presidents                                       14
Section 10.  Secretary                                             14
Section 11.  Chief Financial Officer                               15

ARTICLE V  Other Provisions                                        15
Section 1.   Inspection of Documents                               15
Section 2.   Endorsement of Documents;
             Contracts                                             15
Section 3.   Certificates of Stock                                 15
Section 4.   Representation of Shares of
             Other Corporations                                    16
Section 5.   Stock Purchase Plans                                  16
Section 6.   Construction and Definitions                          17

ARTICLE VI  Indemnification                                        17
Section 1.   Definitions                                           17
Section 2.   Indemnification of Corporate
             Agents                                                17
Section 3.   Advancement of Expenses                               17
Section 4.   Indemnification Contracts                             18
Section 5.   Insurance                                             18

ARTICLE VII  Emergency Provisions                                  18

Section 1.   General                                               18
Section 2.   Unavailable Directors                                 19
Section 3.   Authorized Number of  Directors                       19
Section 4.   Quorum                                                19
                                      -ii-

                                                                 Page

Section 5.   Creation of Emergency Committee                       19
Section 6.   Constitution of Emergency
             Committee                                             19
Section 7.   Powers of Emergency Committee                         20
Section 8.   Directors Becoming Available                          20
Section 9.   Election of Board of  Directors                       20
Section 10.  Termination of Emergency
             Committee                                             20

ARTICLE VIII  Amendments                                           20

Section 1.   Amendment by Shareholders                             20
Section 2.   Amendment by Directors                                21

                                     BYLAWS

                        Bylaws For The Regulation, Except
                       As Otherwise Provided By Statute Or
                        Its Articles of Incorporation Of

                     TEKNEKRON COMMUNICATIONS SYSTEMS, INC.
                              a Nevada corporation

                                    ARTICLE I
                                     OFFICES

     Section 1. PRINCIPAL OFFICE IN NEVADA. The principal office of the corporation within the State of Nevada shall be at the 894 Incline Way, Incline Village, Nevada 89450.

     Section 2. PRINCIPAL OFFICE IN CALIFORNIA. The principal office of the corporation within the State of California shall be at 2121 Allston Way, Berkeley, California 94704.

     The Board of Directors (herein called the "Board") is hereby granted full power and authority to change said principal office from one location to another. Any such change shall be noted on the Bylaws opposite this Section, or this Section may be amended to state the new location.

     Section 3. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board at any place or places.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation, or at any other place within or without the State of Nevada which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

     Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on such date and such time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the corporation at its principal office, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. If the annual meeting shall not be held on the date above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and, in any case, not later than sixty (60) days after the date designated above, and any business transacted or election held at such meeting shall be valid as if transacted or held at the annual meeting. At such meetings directors shall be elected and any other proper business may be transacted.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holder's of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

     Section 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees intended at the time of the notice to be presented by the Board for election.

     Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, postage prepaid, addressed to a shareholder entitled to vote at the meeting at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. Upon such mailing of any such notice the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership, shall constitute delivery of such notice to such corporation, association, or partnership.

     Notice duly delivered or mailed to a shareholder in accordance with the provisions of this section, shall be deemed sufficient, and in the event of the transfer of his stock after such delivery or mailing and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee. Any shareholder may waive notice of any meeting by a writing signed by him, or his only authorized attorney, either before or after the meeting.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     Section 6. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The affirmative vote of a majority of the shares represented and voting at a duly called meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required herein. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

     Voting shall in all cases be subject to the following provisions:

                (a) Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

                (b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

                (c) Except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor 5 property has been appointed and written notice of such appointment given to the corporation.

                (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy-holder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the board, president or any vice president of such other corporation.

                (f) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy-holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                    (i)  If only one votes, such act binds all;

                    (ii) If more  than  one  vote,  the act of the  majority  so voting binds all;

                    (iii)If more than one votes,  but the votes are evenly split on any particular matter, each faction may vote the securities in question proportionately.

     If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

     Elections need not be by ballot. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for then up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect.

     Section 8. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days prior to the date of the meeting nor more than sixty (60) days prior to any other action.

     When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     Section 9. ACTIONS AT MEETINGS NOT REGULARLY CALLED: RATIFICATION AND APPROVAL. Whenever all shareholders entitled to vote at any meeting consent, either by: (a) a writing on the records of the meeting or filed with the secretary; or (b) presence at such meeting and oral consent entered on the minutes; or (c) taking part in the deliberation at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objections for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceeding: of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by shareholders holding at least a majority of the voting power, except that, if any greater proportion of voting power is required for such action at a meeting, then the greater proportion of written consents is required, and this provision for action by written consent does not supersede any specific provision for action by written consent contained in the Nevada General Corporation Law.

     Section 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 6 months from the date of its execution unless otherwise provided in the proxy or unless coupled with an interest.

     Section 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be appointed.

     The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; determining the number of shares represented at the meeting and the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote;

counting and tabulating all votes or consents; determining when the polls shall close; determining the result of any vote; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certification of a majority is effective in all respects as decision, act, or certificate of all.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. POWERS. Subject to limitations of the Articles of Incorporation, of these Bylaws, and of the Nevada General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

                (a) To select and remove all the other officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

                (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.

                (c) To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

                (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

                (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor or, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation's, or other evidences of debt and securities therefor.

                (f) To make, adopt or amend these Bylaws.

     Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be not less than three (3) nor more than seven (7). The exact number of directors shall be three (3) until changed, within the limits specified above, by a resolution duly adopted by the Board of Directors or Bylaw amending this Section 2, duly adopted by the Board or by the shareholders.

     Section 3. ELECTION AND TERM OF OFFICE. Unless elected pursuant to the written consent of shareholders, the directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not elected thereat, or if the directors are not elected pursuant to the written consent of shareholders, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

     Section 4. REMOVAL. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

     Any or all of the directors may be removed without cause if such removal is approved by not less than two-thirds of the issued and outstanding shares entitled to vote, provided, however, that (a) if the Articles of Incorporation or an amendment thereto, provide for the election of directors by cumulative voting, no director shall be removed from office except upon the vote or written consent of shareholders owning sufficient shares to have prevented his election to office in the first instance, (b) the Articles of Incorporation may require the concurrence of a larger percentage of the stock entitled to voting power in order to remove a director, and (c) when by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so selected may be removed only by the applicable vote of the holders of the shares of that class or series. Any reduction of the authorized number of directors does not, by itself, remove any director prior to the expiration of such director's term of office.

     Section 5. VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may b~ elected to take office when the resignation becomes effective.

     All vacancies on the Board, including those existing as a result of a removal of a director or those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

     A vacancy or vacancies on the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect the total authorized number of directors to be voted for at that meeting. If the directors shall not be elected on the day designated for that purpose, the corporation shall not be dissolved but every director shall continue to hold his office and discharge his duties until his successor has been elected.

     The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 6. PLACE OF MEETING. Regular or special meetings of the Board may be held at any place within or without - the State of Nevada which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

     Section 7. REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

     Other regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. This Bylaw hereby expressly dispenses with call and notice of all regular meetings of the Board.

     Section 8. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary, or by any two directors.

     Special meetings of the Board shall be held upon three (3) days written notice by mail or twenty-four (24) hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice.

     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     Section 9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of a conference telephone network or a similar communications method, so long as all members participating in such meeting can hear one another. Each person participating in the meeting shall sign the minutes thereof. The minutes may be signed in counterparts.

     Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 13. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

     Section 14. ACTION AT MEETINGS NOT REGULARLY CALLED: RATIFICATION AND APPROVAL. Whenever all directors entitled to vote at any meeting, consent, either by: (a) a writing on the records of the meeting or filed with the secretary; or (b) presence at such meeting and oral consent entered on the minutes; or (c) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objections for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by writing signed by all parties having the right to vote at such meeting.

     Section 15. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

     Section 16. COMMITTEES. The Board may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the corporation, which, to the extent provided in the resolution or resolutions, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and the power to authorize the seal of the corporation to be affixed to all papers on which the corporation desires to place a seal.

     Members and alternate members of a committee must be appointed by resolution adopted by a majority of the authorized number of directors and such committee may be designated an Executive Committee or such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. OFFICERS. The officers of the corporation shall be a chief executive officer, a president, a secretary, a chief financial officer and a resident agent. The corporation may also have, at the discretion of the Board, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. Any person may hold two or more offices.

     Section 2. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

     Section 3. SUBORDINATE OFFICERS. The Board may elect, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

     Section 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside over all of the operations of the corporation, shall preside at all shareholders meetings, and all officers and employees shall be reportable to the Chief Executive Officer. The Chief Executive Officer shall make such reports and perform such other duties as may be established from time to time by the Board of Directors.

     Section 8. PRESIDENT. Subject to such powers, if any, as may be given by the Board to the Chief Executive Officer and the Chairman of the Board, if there be such an officer, the President is the general manager of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders in the absence of the Chief Executive Officer and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board or the Chief Executive Officer.

     Section 9. VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer, the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 10. SECRETARY. The Secretary shall keep, or cause to be kept, at the principal office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office or business office in accordance with Section 78.105 of the Nevada Revised Statutes.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

                                    ARTICLE V
                                OTHER PROVISIONS

     Section 1. INSPECTION OF DOCUMENTS. The corporation shall keep in its principal office a certified copy of its Articles of Incorporation and all amendments thereto, certified copy of these Bylaws and all amendments thereto, a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or in lieu of the stock ledger or duplicate stock ledger, a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept. The original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal office of the corporation is outside the State of Nevada and the corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

     Section 2. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsement thereof executed or entered into between this corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary or any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 3. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     Except as provided in this Section no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

     Section 4. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

     Section 5. STOCK PURCHASE PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

     Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

     Section 6. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Provisions of the Nevada Revised Statutes shall govern the construction of these Bylaws.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 1. DEFINITIONS. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     Section 2. INDEMNIFICATION OF CORPORATE AGENTS. The corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Nevada law and the Articles of Incorporation. The rights conferred on any person above shall not be exclusive of any other right such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 3. ADVANCEMENT OF EXPENSES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     Section 4. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in Section 2 of this Article VI.

     Section 5. INSURANCE. The corporation shall have power to purchase and maintain insurance or make other financial arrangements on behalf of any agent of the corporation for any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article. The other financial arrangements made by the corporation may include, but shall not be limited to, any of the arrangements set forth in the Nevada General Corporation Law, as the same may be amended from time to time.

                                   ARTICLE VII
                              EMERGENCY PROVISIONS

     Section 1. GENERAL. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of this corporation in conflict with any provisions of this article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

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

     Section 2. UNAVAILABLE DIRECTORS. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

     Section 3. AUTHORIZED NUMBER OF DIRECTORS. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever number is greater.

     Section 4. QUORUM. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

     Section 5. CREATION OF EMERGENCY COMMITTEE. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

     Section 6. CONSTITUTION OF EMERGENCY COMMITTEE. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors, pursuant to Section 2, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with

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

any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the last record date.

     Section 7. POWERS OF EMERGENCY COMMITTEE. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment, all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

     Section 8. DIRECTORS BECOMING AVAILABLE. Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

     Section 9. ELECTION OF BOARD OF DIRECTORS. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

     Section 10. TERMINATION OF EMERGENCY COMMITTEE. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

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

         Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article VIII to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board.

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

                            CERTIFICATE OF SECRETARY


     I, the undersigned, do hereby certify:

     1.  That  I  am  the  duly  elected  and  acting   Secretary  of  Teknekron
Communications Systems, Inc., a Nevada corporation; and

     2. That the foregoing Bylaws, comprising twenty (20) pages, are a true and correct copy of the Bylaws of said corporation as duly adopted by approval of the Board of Directors thereof by written consent dated 1987.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation on November 2, 1987.

                              /s/ Mary Hofman
                              --------------------------------------------------
                              Mary  Hofmann, Secretary
















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